Exhibit 99.1

For Immediate Release

SAGENT CONTACT:

Jonathon Singer

(847) 908-1605

jsinger@sagentpharma.com

SAGENT PHARMACEUTICALS REPORTS SECOND QUARTER 2013 FINANCIAL RESULTS

New Product launches drive revenue and record earnings

Company increases earnings outlook for 2013

SCHAUMBURG, Ill., August 6, 2013 – Sagent Pharmaceuticals, Inc. (NASDAQ: SGNT), a leader of specialty pharmaceutical products with an emphasis on the injectable market, today announced financial results for the quarter ended June 30, 2013.

Second Quarter 2013 Highlights

•	Revenue increased 40% to $59.6 million driven by products launched in the last twelve months;

•	Reported gross profit increased 257% to $23.2 million, or 39% of net revenue;

•	Adjusted Gross Profit[1] increased 212% to $23.9 million, or 40% of net revenue;

•	Net income of $13.4 million, or diluted earnings per share of $0.46, inclusive of a $2.9 million gain related to the KSCP transaction;

•	Raised 2013 net income guidance to between $18 million and $28 million; and

•	Closed transaction to acquire joint venture partner’s 50% interest in KSCP, now known as Sagent China Pharmaceuticals (“SCP”), in furtherance of our strategic objective of vertical integration.

“The second quarter earnings performance exceeded our initial guidance for the full year and our adjusted gross margin and Adjusted EBITDA as a percentage of revenue were well in excess of our stated long-term targets,” said Jeffrey M. Yordon, chief executive officer and chairman of the board of Sagent. “Our strong results this quarter were primarily driven by contributions from recently launched products such as Zoledronic Acid. As we move in to the back half of the fiscal year, efforts will be focused on accelerating our product launches, developing and transferring products to SCP and intensifying our product development activity.”

[1]	Adjusted Gross Profit is a non-GAAP measure. Please see discussion of Non-GAAP Financial Measures at the end of this press release.

Financial Results for the quarter ended June 30, 2013

Net revenue for the second quarter of 2013 was $59.6 million, an increase of $16.9 million, or 40%, compared to $42.7 million in the second quarter of 2012. The increase was driven by $24.9 million in revenue from the launch of 29 new codes or presentations of 15 new products since June 30, 2012, including Zoledronic Acid at market formation, partially offset by reductions in demand driven by the abatement of market shortages and increased competitive pricing pressures. Gross profit for the second quarter of 2013 was $23.2 million, or 39.0% of net revenue, compared to $6.5 million, or 15.2% of net revenue, in the second quarter of 2012. Adjusted Gross Profit for the second quarter of 2013 was $23.9 million, or 40.0% of net revenue, compared to $7.7 million, or 17.9% of net revenue in the second quarter of 2012.

Total operating expenses for the second quarter of 2013 increased 13% to $12.7 million, compared to $11.2 million for the same period in 2012. Product development expense totaled $4.5 million and $4.1 million in the second quarter of 2013 and 2012, respectively. Selling, general and administrative expenses for the second quarter of 2013 totaled $8.1 million compared to $7.3 million in the second quarter of 2012, with the increase due primarily to employee-related and legal costs. The equity in net loss of joint ventures for the second quarter of 2013 totaled $0.2 million compared to income of $0.1 million in the second quarter of 2012.

In conjunction with the completion of the acquisition of our joint venture partner’s 50% interest in SCP, our previously held equity interest was remeasured to fair value, resulting in a gain of $2.9 million reported as gain on previously held equity interest.

Net income for the second quarter of 2013 was $13.4 million, compared to a net loss for the second quarter of 2012 of $4.7 million.

Liquidity

Our cash and cash equivalents and short term investments at June 30, 2013 were $83.3 million, and our working capital totaled $114.4 million.

Fiscal 2013 Guidance

“As a result of our strong year to date performance that has exceeded our initial expectations, we are pleased to raise our full year earnings outlook. Included in the improved outlook are several factors that will impact the second half of 2013 including declines in the pricing for Zoledronic Acid, the impact of 100% ownership of SCP and the related $5 to $7 million incremental investment in our vertical integration strategy, and increased product development spending from the re-investment of the $5 million Actavis settlement,” stated Jonathon M. Singer, Executive Vice President and Chief Financial Officer of Sagent. “As we look forward to the second half of the year, we believe the pace of earnings growth will moderate and align with our initial guidance. Performance will be driven by product pricing, the pace of FDA approvals and product launches for the large number of new products that we have on file and the timing of investments in long-term product development initiatives that will drive continued growth.”

Sagent’s business plan for fiscal 2013 currently anticipates:

•	Net revenue for the year to be in the range of $230 to $250 million driven by 10 to 15 product launches;

•	Adjusted Gross Profit as a percentage of net revenue in the range of 28% to 32%, an increase over the previous range of 23% to 28%;

•	Product development expense in the range of $25 to $27 million; and

•	Selling, general and administrative expenses in the range of $34 to $37 million.

As a result, the Company has expanded its anticipated range for reported net income for fiscal 2013 to between $18 million and $28 million, a significant increase from the previous range of $5 million to $15 million.

Conference Call Information

Sagent will host its first quarter conference call this morning beginning at 9:00 a.m. Eastern Daylight Time. Please call 877-293-5456 from the United States or +1-707-287-9357 internationally. In addition, the live conference call is being webcast and can be accessed on the “Events and Presentations” page of the “Investor Relations” section of the Company’s website, www.sagentpharma.com. A replay also will be available for 14 days following the live call, and may be accessed via the Company’s website or by calling 855-859-2056, passcode 21626711.

About Sagent Pharmaceuticals

Sagent Pharmaceuticals, Inc., founded in 2006, is a specialty pharmaceutical company focused on developing, manufacturing, sourcing and marketing pharmaceutical products, with a specific emphasis on injectable products. Sagent has created a unique, global network of resources, comprised of rapid development capabilities, sophisticated manufacturing and innovative drug-delivery technologies, quickly yielding an extensive portfolio of pharmaceutical products that fulfills the evolving needs of patients.

Forward-Looking Statements

Statements contained in this press release contain forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact, including our fiscal 2013 guidance, included in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give Sagent’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business as of the date of this release. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “can have,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. Sagent’s expectations are not predictions of future performance, and future results may substantially differ from current expectations based upon a variety of factors, risks and uncertainties affecting Sagent’s business, including, among others, our reliance upon our business partners for timely supply of sufficient high quality API and finished products in the quantities we require; the difficulty of predicting the timing or outcome of product development efforts and FDA approvals; the difficulty of predicting the timing and outcome of any pending litigation including litigation involving third parties that may have an impact on the timing of Sagent’s product launches; the impact of competitive products and pricing and actions by Sagent’s competitors with respect thereto; the timing of product launches; compliance with FDA and other governmental regulations by Sagent and its third party manufacturers; changes in laws and regulations; our ability to realize the expected benefits from our acquisition of and investment in our China subsidiary (the former KSCP joint venture); the additional capital investments we will be required to make in our China subsidiary to achieve its manufacturing potential; and such other risks detailed in Sagent’s periodic public filings with the Securities and Exchange Commission, including but not limited to Sagent’s most recent annual report on Form 10-K. Sagent disclaims and does not undertake any obligation to update or revise any forward-looking statement in this press release, except as required by applicable law.

Non-GAAP Financial Measures

Sagent reports its financial results in accordance with accounting principles generally accepted in the United States (“GAAP”).

The press release and the accompanying schedules, as well as earnings discussions, include a discussion of Adjusted Gross Profit, EBITDA and Adjusted EBITDA, which are non-GAAP financial measures provided as a complement to the results provided in accordance with GAAP. We define Adjusted Gross Profit as gross profit plus our share of the gross profit earned through our Sagent Agila joint venture which is included in the Equity in net (income) loss of joint ventures line on the Condensed Consolidated Statements of Operations. We define EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization. We define Adjusted EBITDA as net loss less interest expense, net of interest income, provision for income taxes, depreciation and amortization, stock-based compensation expense, the gain recorded on our previously held equity interest in KSCP in connection with the acquisition of the remaining 50% equity interest in KSCP and the equity in net loss of our KSCP joint venture prior to the acquisition.

We believe that Adjusted Gross Profit, EBITDA and Adjusted EBITDA are relevant and useful supplemental information for our investors. Our management believes that the presentation of these non-GAAP financial measures, when considered together with our GAAP financial measures and the reconciliation to the most directly comparable GAAP financial measures, provides a more complete understanding of the factors and trends affecting Sagent than could be obtained absent these disclosures. Management uses Adjusted Gross Profit, EBITDA and Adjusted EBITDA and corresponding ratios to make operating and strategic decisions and evaluate our performance. We have disclosed these non-GAAP financial measures so that our investors have the same financial data that management uses with the intention of assisting you in making comparisons to our historical operating results and analyzing our underlying performance. Our management believes that Adjusted Gross Profit provides a useful supplemental tool to consistently evaluate the profitability of our products that have profit sharing arrangements. The limitation of this measure is that it includes an item that does not have an impact on reported gross profit. The best way that this limitation can be addressed is by using Adjusted Gross Profit in combination with our GAAP reported gross profit. Our management believes that EBITDA and Adjusted EBITDA are useful supplemental tools to evaluate the underlying operating performance of the company on an ongoing basis. The limitation of these measures is that they exclude items that have an impact on net income (loss). The best way that these limitations can be addressed is by using EBITDA and Adjusted EBITDA in combination with our GAAP reported net income (loss). Because Adjusted Gross Profit, EBITDA and Adjusted EBITDA calculations may vary among other companies, the Adjusted Gross Profit, EBITDA and Adjusted EBITDA figures presented below may not be comparable to similarly titled measures used by other companies. Our use of Adjusted Gross Profit, EBITDA and Adjusted EBITDA is not meant to and should not be considered in isolation or as a substitute for, or superior to, any GAAP financial measure. You should carefully evaluate the attached schedule reconciling Adjusted Gross Profit to our GAAP reported gross profit and EBITDA and Adjusted EBITDA to our GAAP reported net income (loss) for the periods presented.

Financial Tables

Schedule 1

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Three months ended June 30,
	2013	2012	$ change	% change
Net revenue	$59,591	$42,680	$16,911	40%
Cost of sales	36,373	36,174	199	1%

Gross profit	23,218	6,506	16,712	257%
Gross profit as % of net revenue	39.0%	15.2%
Operating expenses:
Product development	4,480	4,058	422	10%
Selling, general and administrative	8,080	7,293	787	11%
Equity in net loss (income) of joint ventures	160	(105)	265	252%

Total operating expenses	12,720	11,246	1,474	13%

Gain on previously held equity interest	2,936	(4,740)	2,936	n/m

Income (loss) from operations	13,434	(4,740)	18,174	383%
Interest income and other	34	72	(38)	-51%
Interest expense	(98)	(48)	(50)	104%

Income (loss) before income taxes	13,370	(4,716)	18,086	384%
Provision for income taxes	—	—	—	—

Net income (loss)	$13,370	$(4,716)	$18,086	384%

Net income (loss) per common share:
Basic	$0.47	$(0.17)	$0.64	376%
Diluted	$0.46	$(0.17)	$0.63	371%
Weighted-average shares used to compute net income (loss) per common share:
Basic	28,163	27,936	227
Diluted	28,828	27,936	892

Schedule 2

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations

(in thousands, except per share amounts) (Unaudited)

	Six months ended June 30,
	2013	2012	$ change	% change
Net revenue	$119,802	$80,960	$38,842	48%
Cost of sales	78,126	68,692	9,434	14%

Gross profit	41,676	12,268	29,408	240%
Gross profit as % of net revenue	34.8%	15.2%
Operating expenses:
Product development	8,741	8,689	52	1%
Selling, general and administrative	16,947	14,920	2,027	14%
Equity in net loss of joint ventures	603	351	252	72%

Total operating expenses	26,291	23,960	2,331	10%

Termination fee	5,000	—	5,000	n/m

Gain on previously held equity interest	2,936	—	2,936	n/m

Income (loss) from operations	23,321	(11,692)	35,013	299%
Interest income and other	50	150	(100)	-67%
Interest expense	(163)	(1,463)	1,300	-89%

Income (loss) before income taxes	23,208	(13,005)	36,213	278%
Provision for income taxes	—	—	—	—

Net income (loss)	$23,208	$(13,005)	$36,213	278%

Net income (loss) per common share:
Basic	$0.82	$(0.47)	$1.29	274%
Diluted	$0.81	$(0.47)	$1.28	272%
Weighted-average shares used to compute net income (loss) per common share:
Basic	28,149	27,925	224
Diluted	28,772	27,925	847

Schedule 3

Sagent Pharmaceuticals, Inc.

Condensed Consolidated Balance Sheets

(in thousands, except share amounts)

	June 30, 2013	December 31, 2012
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$43,994	$27,687
Short term investments	39,303	36,605
Accounts receivable, net of chargebacks and other deductions	18,663	31,609
Inventories	54,746	47,106
Due from related party	2,954	1,440
Prepaid expenses and other current assets	5,664	2,821

Total current assets	165,324	147,268
Property, plant, and equipment, net	57,421	780
Investment in joint ventures	2,016	19,622
Goodwill	6,038	—
Intangible assets, net	3,119	4,277
Other assets	324	368

Total assets	$234,242	$172,315

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$24,517	$21,813
Due to related party	3,406	7,026
Accrued profit sharing	7,411	4,246
Accrued liabilities	8,265	7,369
Current portion of deferred purchase consideration	2,442	—
Current portion of long-term debt	4,855	—

Total current liabilities	50,896	40,454
Long term liabilities:
Long-term portion of deferred purchase consideration	11,439	—
Long-term debt	14,240	—
Other long-term liabilities	1,624	6
Total liabilities	78,199	40,460

Total stockholders’ equity	156,043	131,855

Total liabilities and stockholders’ equity	$234,242	$172,315

Schedule 4

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended June 30,				% of net revenue, three months ended June 30,
	2013	2012	$ Change	% Change	2013	2012	% Change
Adjusted Gross Profit	$23,857	$7,655	$16,202	212%	40.0%	17.9%	22.1%
Sagent portion of gross profit earned by Sagent Agila joint venture	639	1,149	(510)	-44%	1.1%	2.7%	-1.6%

Gross Profit	$23,218	$6,506	$16,712	257%	39.0%	15.2%	23.8%

	Six months ended June 30,					% of net revenue, six months ended June 30,
	2013	2012	$ Change	% Change	2013	2012	% Change
Adjusted Gross Profit	$43,037	$14,140	$28,897	204%	35.9%	17.5%	18.4%
Sagent portion of gross profit earned by Sagent Agila joint venture	1,361	1,872	(511)	-27%	1.1%	2.3%	-1.2%

Gross Profit	$41,676	$12,268	$29,408	240%	34.8%	15.2%	19.6%

Sagent’s business plan for fiscal 2013 currently anticipates:

% of net revenue, twelve months ended December 31, 2013
Adjusted Gross Profit	28% -32%
Sagent portion of gross profit earned by Sagent Agila joint venture	1% - 2%
Gross Profit	27% - 30%

Schedule 4 (continued)

Sagent Pharmaceuticals, Inc.

Reconciliations of GAAP to non-GAAP Information

(in thousands) (Unaudited)

	Three months ended June 30,
	2013	2012	$ Change	% Change
Adjusted EBITDA	$13,219	$(912)	$14,131	1,549%
Stock-based compensation expense	1,080	1,371	(291)	-21%
Gain on previously-held equity interest[1]	(2,936)	—	(2,936)	n/m
Equity in net loss of KSCP joint venture	841	939	(98)	-10%

EBITDA	$14,234	$(3,222)	$17,456	542%

Depreciation and amortization expense[2]	800	1,518	(718)	-47%
Interest expense, net	64	(24)	88	367%
Provision for income taxes	—	—	—	—

Net income (loss)	$13,370	$(4,716)	$18,086	384%

	Six months ended June 30,
	2013	2012	$ Change	% Change
Adjusted EBITDA	$27,420	$(4,307)	$31,727	737%
Stock-based compensation expense	3,157	2,656	501	19%
Gain on previously-held equity interest	(2,936)	—	(2,936)	n/m
Equity in net loss of KSCP joint venture	1,825	2,023	(198)	-10%

EBITDA	$25,374	$(8,986)	$34,360	382%

Depreciation and amortization expense[2]	2,053	2,706	(653)	-24%
Interest expense, net	113	1,313	(1,200)	-91%
Provision for income taxes	—	—	—

Net income (loss)	$23,208	$(13,005)	$36,213	278%

[1]

Upon obtaining the controlling interest in KSCP, we remeasured the previously held equity interest in KSCP to fair value, resulting in a gain of $2,936 reported as gain on previously held equity interest in the condensed consolidated statements of operations. The gain includes $2,782 reclassified from accumulated other comprehensive income (loss), and previously recorded as currency translation adjustments.

[2]

Depreciation and amortization expense excludes $22 and $19 of amortization in the three months ended June 30, 2013 and 2012, respectively, and $43 and $463 in the six months ended June 30, 2013 and 2012, respectively, related to deferred financing fees, which is included within interest expense and other in our Condensed Consolidated Statements of Operations for the three and six months ended June 30, 2013 and 2012.